Exhibit 15

May 6, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 6, 2021, on our review of interim financial information of Arch Capital Group Ltd., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (No. 333-250869) and in the Registration Statements on Form S-8 (Nos. 333-224783, 333-211193, 333-142835, 333-181308 and 333- 203993) of Arch Capital Group Ltd.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, NY